UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2008

Staples, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17586	04-2896127
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of Principal Executive Offices)	(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 10, 2008, Staples, Inc. (the “Company”) and its wholly owned subsidiary, Staples Acquisition B.V., entered into a Merger Protocol dated as of June 9, 2008 (the “Merger Protocol”) with Corporate Express N.V. (“Corporate Express”).  The Merger Protocol relates to a previously commenced offer by Staples Acquisition B.V. to purchase all of Corporate Express’ (i) ordinary shares, (ii) American depositary shares, each representing one ordinary share (“ADS”), (iii) depositary receipts of preference shares A with a nominal value of EUR 1.20 each and (iv) 2% subordinated convertible bonds due 2010 (the “Offer”).  The Offer is currently set to expire on June 27, 2008, unless extended.

The Merger Protocol outlines certain changes to the terms of the Offer, including an increase in the price paid for ordinary shares and ADSs of Corporate Express to 9.25 Euros per share, and includes the unanimous recommendations of the executive and supervisory boards of Corporate Express in favor of the revised Offer.

The Merger Protocol is attached to this Current Report as Exhibit 2.1 and incorporated by reference herein.

Item 2.01.  Completion of Acquisition or Disposition of Assets

The information reported under Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAPLES, INC.

Date: June 16, 2008	/s/ Kristin A. Campbell
By: Kristin A. Campbell Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Merger Protocol, dated as of June 9, 2008, by and among Staples, Inc., Staples Acquisition B.V. and Corporate Express N.V.